Exhibit 99

CONTACT:	Donald J. MacLeod	FOR IMMEDIATE RELEASE:
	(716) 842-5138	January 11, 2005

M&T BANK CORPORATION ANNOUNCES FINANCIAL RESULTS FOR 2004

     BUFFALO, NEW YORK — M&T Bank Corporation (“M&T”)(NYSE: MTB) today reported its results of operations for 2004.

     GAAP Results of Operations. Diluted earnings per share measured in accordance with generally accepted accounting principles (“GAAP”) rose 21% to $6.00 in 2004 from $4.95 in 2003. GAAP-basis net income in 2004 totaled $723 million, 26% above the $574 million earned in 2003. GAAP-basis net income for 2004 expressed as a rate of return on average assets and average common stockholders’ equity was 1.40% and 12.67%, respectively, compared with 1.27% and 11.62%, respectively, in 2003.

     M&T’s financial results for 2004 reflect the full-year impact of operations obtained in the April 1, 2003 acquisition of Allfirst Financial Inc. (“Allfirst”) and the related issuance by M&T of 26.7 million common shares on that date. Merger-related expenses in 2003 were $39 million, after applicable tax effect, or $.34 per diluted share. Such expenses represented costs for professional services, travel, and other expenses associated with the acquisition and the related integration of data processing and other operating systems and functions with those of M&T. There were no similar expenses in 2004.

     For the fourth quarter of 2004, GAAP-basis diluted earnings per share increased 20% to $1.62 from $1.35 in the similar 2003 period. On the same basis, net income for the recently completed quarter rose to $192 million, 15% higher than $167 million in

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the final quarter of 2003. During the fourth quarter of 2003, M&T incurred merger-related expenses associated with the Allfirst acquisition totaling $2 million, after applicable tax effect, or $.01 per diluted share. Expressed as an annualized rate of return on average assets and average common stockholders’ equity, GAAP-basis net income for 2004‘s final quarter was 1.45% and 13.37%, respectively, compared with 1.35% and 11.77%, respectively, in the year-earlier period.

     Supplemental Reporting of Non-GAAP Results of Operations. Since 1998, M&T has consistently provided supplemental reporting of its results on a “net operating” or “tangible” basis, in which M&T excludes the after-tax effect of amortization of core deposit and other intangible assets (and the related goodwill, core deposit intangible and other intangible asset balances, net of applicable deferred tax amounts) and expenses associated with merging acquired operations into M&T, since such expenses are considered by management to be “nonoperating” in nature. Although “net operating income” as defined by M&T is not a GAAP measure, M&T’s management believes that this information helps investors understand the effect of acquisition activity in reported results. Amortization of core deposit and other intangible assets, after tax effect, totaled $10 million ($.08 per diluted share) in the fourth quarter of 2004, compared with $13 million ($.11 per diluted share) in the corresponding 2003 quarter. Similar amortization charges, after tax effect, for the years ended December 31, 2004 and 2003 were $46 million ($.38 per diluted share) and $48 million ($.41 per diluted share), respectively.

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     Diluted net operating earnings per share, which exclude the impact of amortization of core deposit and other intangible assets and merger-related expenses, were $6.38 for 2004, 12% higher than $5.70 in 2003. Net operating income for 2004 rose 16% to $769 million from $661 million in 2003. Net operating income in 2004 expressed as a rate of return on average tangible assets and average tangible stockholders’ equity was 1.59% and 28.76%, respectively, compared with 1.55% and 28.49% in 2003.

     For 2004’s fourth quarter, diluted net operating earnings per share were $1.70, up 16% from $1.47 in the similar 2003 period. Net operating income for the final quarter of 2004 increased to $202 million, 11% above $182 million in the year-earlier period. For the quarter ended December 31, 2004, net operating income expressed as an annualized rate of return on average tangible assets and average tangible equity was 1.62% and 29.69%, respectively, compared with 1.57% and 28.33% in the year-earlier period.

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     Reconciliation of GAAP and Non-GAAP Results of Operations. A reconciliation of diluted earnings per share and net income with diluted net operating earnings per share and net operating income follows:

	Three months ended		Year ended
	December 31		December 31
	2004	2003	2004	2003
	(in thousands, except per share)
Diluted earnings per share	$1.62	1.35	6.00	4.95
Amortization of core deposit and other intangible assets(1)	.08	.11	.38	.41
Merger-related expenses(1)	—	.01	—	.34

Diluted net operating earnings per share	$1.70	1.47	6.38	5.70

Net income	$192,205	166,901	722,521	573,942
Amortization of core deposit and other intangible assets(1)	10,010	13,059	46,097	47,826
Merger-related expenses(1)	—	1,634	—	39,163

Net operating income	$202,215	181,594	768,618	660,931

(1) After any related tax effect

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M&T BANK CORPORATION

     Reconciliation of Total Assets and Equity to Tangible Assets and Equity. A reconciliation of average assets and equity with average tangible assets and average tangible equity follows:

	Three months ended		Year ended
	December 31		December 31
	2004	2003	2004	2003
	(in millions)
Average assets	$52,725	49,123	51,517	45,349
Goodwill	(2,904)	(2,904)	(2,904)	(2,456)
Core deposit and other intangible assets	(174)	(251)	(201)	(233)

Average tangible assets	$49,647	45,968	48,412	42,660

Average equity	$5,721	5,625	5,701	4,941
Goodwill	(2,904)	(2,904)	(2,904)	(2,456)
Core deposit and other intangible assets	(174)	(251)	(201)	(233)
Deferred taxes	67	73	76	68

Average tangible equity	$2,710	2,543	2,672	2,320

     Taxable-equivalent Net Interest Income. Taxable-equivalent net interest income rose 8% to $1.75 billion in 2004 from $1.62 billion in 2003, largely due to higher average earning assets. Average loans outstanding grew 9% to $37.1 billion in 2004 from $34.0 billion in 2003. The 2003 average balance reflected the impact of the $10.3 billion of loans obtained in the April 1, 2003 acquisition of Allfirst for the final nine months of that year, while the 2004 average balance reflects a full-year impact of Allfirst-related loans. Average investment securities increased to $8.0 billion in 2004 from $5.3 billion in 2003. Net interest margin, or taxable-equivalent net interest income expressed as a percentage of average earning assets, declined to 3.88% in 2004 from 4.09% in 2003. The decrease in net interest margin was largely the result of lower yields earned on loans and investment securities.

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     During 2004’s final quarter, taxable-equivalent net interest income was $446 million, up 5% from $425 million in the corresponding quarter of 2003. Average earning assets and annualized net interest margin in the fourth quarter of 2004 were $46.5 billion and 3.82%, respectively, compared with $42.7 billion and 3.96% in the similar 2003 period.

     Provision for Credit Losses/Asset Quality. The provision for credit losses was $95 million in 2004, down from $131 million in 2003. Net loan charge-offs in 2004 totaled $82 million, or .22% of average loans outstanding, improved from $97 million or .28% of average loans in 2003. The provision for credit losses was $28 million during the fourth quarter of both 2004 and 2003. Net charge-offs of loans were $27 million in 2004’s final quarter, or an annualized .29% of average loans outstanding, compared with $32 million or .35% during the corresponding 2003 quarter.

     Loans classified as nonperforming aggregated $172 million, or .45% of total loans at December 31, 2004, significantly lower than $240 million or .67% a year earlier. The substantial decrease in nonperforming loans at the recent year-end as compared with December 31, 2003 was largely the result of several large commercial loans that are no longer in M&T’s loan portfolio due to a combination of sales, payoffs or charge-offs. Loans past due 90 days or more and accruing interest totaled $155 million at each of the recent year-end and December 31, 2003. Included in the past due but accruing amounts were loans guaranteed by government-related entities of $118 million and $125 million at December 31, 2004 and 2003, respectively. Assets taken in foreclosure of defaulted loans were $13 million at December 31, 2004, compared with $20 million at December 31, 2003.

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     Allowance for Credit Losses. The allowance for credit losses totaled $627 million, or 1.63% of total loans, at December 31, 2004, compared with $614 million, or 1.72%, a year earlier. The decline in the allowance as a percentage of loans reflects improvement in various credit factors, including the previously noted decreases in net charge-offs and nonperforming loans. The ratio of M&T’s allowance for credit losses to nonperforming loans was 364% and 256% at December 31, 2004 and 2003, respectively.

     Noninterest Income and Expense. Noninterest income in 2004 grew to $943 million, 13% higher than $831 million in 2003. The increase in such income was attributable to the full-year impact of revenues related to operations in market areas associated with the former Allfirst franchise. Excluding Allfirst-related revenues, higher levels of service charges on deposit accounts and letter of credit and other credit-related fees were offset by a decrease in mortgage banking revenues resulting from a lower level of loan originations in 2004. Noninterest income of $238 million in the fourth quarter of 2004 was up 2% from $234 million in the corresponding quarter of 2003, largely due to higher revenues from providing deposit account services.

     Noninterest expense in 2004 totaled $1.52 billion, 5% higher than $1.45 billion in 2003. Included in such amounts are expenses considered to be “nonoperating” in nature, consisting of amortization of core deposit and other intangible assets of $75 million in 2004 and $78 million in 2003, and merger-related expenses of $60 million in 2003. As noted earlier, there were no merger-related expenses in 2004. Exclusive of these nonoperating expenses, noninterest operating expenses were $1.44 billion in 2004, compared with $1.31 billion in 2003. The 10% increase in such operating expenses was largely related to the full-year impact

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in 2004 of operations formerly associated with Allfirst. Also contributing to the increase was a $25 million cash contribution made by M&T Bank, M&T’s wholly owned principal bank subsidiary, to The M&T Charitable Foundation, a tax-exempt, private charitable foundation, during 2004’s third quarter.

     Noninterest expense in the fourth quarter of 2004 totaled $362 million, down from $378 million in the year-earlier quarter. Included in such amounts were amortization of core deposit and other intangible assets of $16 million in 2004 and $21 million in 2003, and merger-related expenses of $3 million in 2003. Exclusive of these nonoperating expenses, noninterest operating expenses were $346 million in the recently completed quarter, compared with $354 million in the final quarter of 2003.

     The efficiency ratio, or noninterest operating expenses divided by the sum of taxable-equivalent net interest income and noninterest income (exclusive of gains and losses from sales of bank investment securities), measures the relationship of operating expenses to revenues. M&T’s efficiency ratio was 53.5% in 2004, compared with 53.6% in 2003. If the $25 million charitable contribution was excluded from the computation, M&T’s efficiency ratio for 2004 would have been 52.6%. During 2004’s fourth quarter, M&T’s efficiency ratio was 50.6%, compared with 53.9% in the year-earlier quarter.

     Balance Sheet. M&T’s total assets increased 6% to $52.9 billion at December 31, 2004 from $49.8 billion a year earlier. Loans and leases, net of unearned discount, aggregated $38.4 billion at the 2004 year-end, up 7% from $35.8 billion at December 31, 2003. Deposits rose to $35.4 billion at December 31, 2004 from $33.1 billion at the end of 2003. Total stockholders’ equity was $5.7 billion at December 31, 2004,

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representing 10.82% of total assets, compared with $5.7 billion or 11.47% a year earlier. Common stockholders’ equity per share was $49.68 at December 31, 2004, compared with $47.55 a year earlier. Tangible equity per common share was $23.62 and $21.97 at December 31, 2004 and 2003, respectively. In the calculation of tangible equity per common share, stockholders’ equity is reduced by the carrying values of goodwill and core deposit and other intangible assets, net of applicable deferred tax balances, which aggregated $3.0 billion and $3.1 billion at December 31, 2004 and 2003, respectively.

     During 2004, M&T repurchased 6,520,800 shares of its common stock under authorized repurchase plans at an average cost of $93.59 per share. In the fourth quarter of 2004, a total of 1,468,200 shares were repurchased by M&T at an average per share cost of $103.27, including 152,900 shares under a new plan authorized in December 2004 by M&T’s Board of Directors allowing for the purchase of 5,000,000 shares of common stock.

     Commenting on M&T’s financial results for 2004, Michael P. Pinto, Executive Vice President and Chief Financial Officer, said “We are pleased with M&T’s performance in 2004, particularly given the challenges resulting from the economic environment we faced. Most encouraging are the key credit quality trends, which reflect lower levels of net charge-offs and nonperforming loans.” Looking ahead to 2005, Mr. Pinto noted, “Subject to the impact of future economic and political conditions, our present estimate of GAAP-basis diluted earnings per share for 2005 is in the range of $6.60 to $6.80.”

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     Conference Call. Investors will have an opportunity to listen to M&T’s conference call to discuss fourth quarter and full year financial results at 9:00 a.m. Eastern Time today, January 11, 2005. Those wishing to participate in the call may dial 877-780-2276. International participants, using any applicable international calling codes, may dial 973-582-2700. The conference call will be webcast live on M&T’s website at http://ir.mandtbank.com/conference.cfm. A replay of the call will be available until January 12, 2005 by calling 877-519-4471, code 5543168 and 973-341-3080 for international participants. The event will be transcribed and available by 1:00 p.m. today on M&T’s website at http://ir.mandtbank.com/conference.cfm.

     Forward-Looking Statements. This news release contains forward-looking statements that are based on current expectations, estimates and projections about M&T’s business, management’s beliefs and assumptions made by management. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Future Factors”) which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

     Future Factors include changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; credit losses; sources of liquidity; common shares outstanding; common stock price volatility; fair value of and number of stock options to be issued in future periods; legislation affecting the financial services industry as a whole, and M&T and its subsidiaries individually or collectively; regulatory supervision and oversight, including required capital levels; increasing price and product/service competition by

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competitors, including new entrants; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; the mix of products/services; containing costs and expenses; governmental and public policy changes, including environmental regulations; protection and validity of intellectual property rights; reliance on large customers; technological, implementation and cost/financial risks in large, multi-year contracts; the outcome of pending and future litigation and governmental proceedings; continued availability of financing; financial resources in the amounts, at the times and on the terms required to support M&T and its subsidiaries’ future businesses; and material differences in the actual financial results of merger and acquisition activities compared with M&T’s expectations, including the full realization of anticipated cost savings and revenue enhancements.

     These are representative of the Future Factors that could affect the outcome of the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general economic and political conditions, including interest rate and currency exchange rate fluctuations, and other Future Factors.

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M&T BANK CORPORATION
Financial Highlights

	Three months ended			Year ended
Amounts in thousands, except per share	December 31			December 31
	2004	2003	Change	2004	2003	Change
Performance

Net income	$192,205	166,901	15%	$722,521	573,942	26%

Per common share:
Basic earnings	$1.66	1.39	19%	$6.14	5.08	21%
Diluted earnings	1.62	1.35	20	6.00	4.95	21
Cash dividends	$.40	.30	33	$1.60	1.20	33

Common shares outstanding:
Average — diluted (1)	119,010	123,328	-4%	120,406	115,932	4%
Period end (2)	115,335	120,231	-4	115,335	120,231	-4

Return on (annualized):
Average total assets	1.45%	1.35%		1.40%	1.27%
Average common stockholders’ equity	13.37%	11.77%		12.67%	11.62%

Taxable-equivalent net interest income	$446,257	425,500	5%	$1,751,902	1,615,068	8%

Yield on average earning assets	5.24%	5.16%		5.13%	5.42%
Cost of interest-bearing liabilities	1.75%	1.48%		1.53%	1.61%
Net interest spread	3.49%	3.68%		3.60%	3.81%
Contribution of interest-free funds	.33%	.28%		.28%	.28%
Net interest margin	3.82%	3.96%		3.88%	4.09%

Net charge-offs to average total net loans (annualized)	.29%	.35%		.22%	.28%

Net operating results (3)

Net operating income	$202,215	181,594	11%	$768,618	660,931	16%
Diluted net operating earnings per common share	1.70	1.47	16	6.38	5.70	12
Return on (annualized):
Average tangible assets	1.62%	1.57%		1.59%	1.55%
Average tangible common equity	29.69%	28.33%		28.76%	28.49%
Efficiency ratio	50.56%	53.93%		53.51%	53.59%

	At December 31
Loan quality	2004	2003	Change
Nonaccrual loans	$162,013	232,983	-30%
Renegotiated loans	10,437	7,309	43

Total nonperforming loans	$172,450	240,292	-28%

Accruing loans past due 90 days or more	$154,590	154,759	—%

Nonperforming loans to total net loans	.45%	.67%
Allowance for credit losses to total net loans	1.63%	1.72%

(1)	Includes common stock equivalents.
(2)	Includes common stock issuable under deferred compensation plans.
(3)	Excludes merger-related expenses and amortization and balances related to goodwill and core deposit and other intangible assets which, except in the calculation of the efficiency ratio, are net of applicable income tax effects. A reconciliation of net income and net operating income appears on page 4.

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Condensed Consolidated Statement of Income

	Three months ended			Year ended
	December 31			December 31
Dollars in thousands	2004	2003	Change	2004	2003	Change
Interest income	$608,947	550,473	11%	$2,298,732	2,126,565	8%
Interest expense	166,755	129,173	29	564,160	527,810	7

Net interest income	442,192	421,300	5	1,734,572	1,598,755	8

Provision for credit losses	28,000	28,000	—	95,000	131,000	-27

Net interest income after provision for credit losses	414,192	393,300	5	1,639,572	1,467,755	12

Other income
Mortgage banking revenues	33,897	31,944	6	124,353	149,105	-17
Service charges on deposit accounts	93,023	89,591	4	366,301	309,749	18
Trust income	34,421	34,467	—	136,296	114,620	19
Brokerage services income	13,282	13,455	-1	53,740	51,184	5
Trading account and foreign exchange gains	7,143	4,993	43	19,435	15,989	22
Gain on sales of bank investment securities	362	1,946	—	2,874	2,487	—
Other revenues from operations	55,431	57,361	-3	239,970	187,961	28

Total other income	237,559	233,757	2	942,969	831,095	13

Other expense
Salaries and employee benefits	198,152	196,651	1	806,552	740,324	9
Equipment and net occupancy	44,726	47,126	-5	179,595	170,623	5
Printing, postage and supplies	7,987	9,954	-20	34,476	36,985	-7
Amortization of core deposit and other intangible assets	16,393	21,345	-23	75,410	78,152	-4
Other costs of operations	94,664	103,279	-8	419,985	422,096	-1

Total other expense	361,922	378,355	-4	1,516,018	1,448,180	5

Income before income taxes	289,829	248,702	17	1,066,523	850,670	25

Applicable income taxes	97,624	81,801	19	344,002	276,728	24

Net income	$192,205	166,901	15%	$722,521	573,942	26%

Summary of merger-related expenses included above:
Salaries and employee benefits	$—	426		$—	8,542
Equipment and net occupancy	—	472		—	2,126
Printing, postage and supplies	—	241		—	3,216
Other costs of operations	—	1,394		—	46,503

Total merger-related expenses	$—	2,533		$—	60,387

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Condensed Consolidated Balance Sheet

	December 31
Dollars in thousands	2004	2003	Change
ASSETS

Cash and due from banks	$1,334,628	1,877,494	-29%

Money-market assets	199,364	250,315	-20

Investment securities	8,474,619	7,259,150	17

Loans and leases, net of unearned discount	38,398,477	35,772,435	7
Less: allowance for credit losses	626,864	614,058	2

Net loans and leases	37,771,613	35,158,377	7

Goodwill	2,904,081	2,904,081	—

Core deposit and other intangible assets	165,507	240,830	-31

Other assets	2,088,909	2,135,834	-2

Total assets	$52,938,721	49,826,081	6%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Noninterest-bearing deposits at U.S. offices	$8,417,365	8,411,296	—%

Other deposits at U.S. offices	22,779,176	22,494,197	1

Deposits at foreign office	4,232,932	2,209,451	92

Total deposits	35,429,473	33,114,944	7

Short-term borrowings	4,703,664	4,442,246	6

Accrued interest and other liabilities	727,411	1,016,256	-28

Long-term borrowings	6,348,559	5,535,425	15

Total liabilities	47,209,107	44,108,871	7

Stockholders’ equity (1)	5,729,614	5,717,210	—

Total liabilities and stockholders’ equity	$52,938,721	49,826,081	6%

(1)	Reflects accumulated other comprehensive loss, net of applicable income tax effect, of $17.2 million at December 31, 2004 and accumulated other comprehensive income, net of applicable income tax effect, of $25.7 million at December 31, 2003.

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Condensed Consolidated Average Balance Sheet
and Annualized Taxable-equivalent Rates

	Three months ended					Year ended
	December 31					December 31
Dollars in millions	2004		2003		Change in	2004		2003		Change in
	Balance	Rate	Balance	Rate	balance	Balance	Rate	Balance	Rate	balance
ASSETS

Money-market assets	$67	.87%	99	1.00%	-32%	$74	.83%	216	1.24%	-66%

Investment securities	8,326	4.18	6,212	3.98	34	7,997	4.15	5,344	4.40	50

Loans and leases, net of unearned discount
Commercial, financial, etc.	9,919	4.52	9,202	4.00	8	9,534	4.30	8,523	4.21	12
Real estate — commercial	13,894	5.93	12,344	5.86	13	13,264	5.75	11,573	6.10	15
Real estate — consumer	3,161	5.89	3,758	6.06	-16	3,111	5.92	3,777	6.15	-18
Consumer	11,168	5.71	11,057	5.79	1	11,220	5.58	10,098	6.02	11

Total loans and leases, net	38,142	5.48	36,361	5.37	5	37,129	5.34	33,971	5.61	9

Total earning assets	46,535	5.24	42,672	5.16	9	45,200	5.13	39,531	5.42	14

Goodwill	2,904		2,904		—	2,904		2,456		18

Core deposit and other intangible assets	174		251		-31	201		233		-14

Other assets	3,112		3,296		-6	3,212		3,129		3

Total assets	$52,725		49,123		7%	$51,517		45,349		14%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Interest-bearing deposits
NOW accounts	$375	.30	1,160	.33	-68%	$550	.33	1,021	.35	-46%
Savings deposits	15,363	.65	14,674	.70	5	15,305	.60	13,278	.77	15
Time deposits	7,089	2.36	6,440	2.29	10	6,948	2.23	6,638	2.41	5
Deposits at foreign office	3,539	1.94	2,378	.96	49	3,136	1.37	1,445	1.04	117

Total interest-bearing deposits	26,366	1.28	24,652	1.12	7	25,939	1.12	22,382	1.25	16

Short-term borrowings	5,370	1.98	4,162	1.02	29	5,142	1.38	4,331	1.13	19
Long-term borrowings	6,104	3.62	5,922	3.27	3	5,832	3.45	6,018	3.29	-3

Total interest-bearing liabilities	37,840	1.75	34,736	1.48	9	36,913	1.53	32,731	1.61	13

Noninterest-bearing deposits	8,402		7,705		9	8,039		6,801		18

Other liabilities	762		1,057		-28	864		876		-1

Total liabilities	47,004		43,498		8	45,816		40,408		13

Stockholders’ equity	5,721		5,625		2	5,701		4,941		15

Total liabilities and stockholders’ equity	$52,725		49,123		7%	$51,517		45,349		14%

Net interest spread		3.49		3.68			3.60		3.81
Contribution of interest-free funds		.33		.28			.28		.28
Net interest margin		3.82%		3.96%			3.88%		4.09%

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